Exhibit 10.4

September 30, 2013

PROFESSOR CONNOR’S, INC.

400 Plaza Drive

Secaucus, NJ 07094

Attention: Richard Kassar

Re:	Freshpet /Third Amendment to Amended and Restated Credit Agreement

Ladies and Gentlemen:

We refer to that certain Amended and Restated Credit Agreement dated as of April 15, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 7, 2013 and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of July 3, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) Professor Connor’s, Inc., a Delaware corporation, (“Borrower”), (2) the lenders party thereto from time to time (the “Lenders”) and (3) OneWest Bank, FSB, as administrative agent to the Lenders (the “Agent”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

Certain Guarantors desire to reallocate amongst themselves $300,000 in principal amount of their respective Guarantees, such that the new amounts of their respective guarantees will be as set forth in the “Amount” column of Schedule 1.1(a) to the Credit Agreement. The Agent and the Lenders have agreed to such request, subject to the terms and conditions set forth herein.

1. Revised Schedule 1.1(a) to the Credit Agreement. Schedule 1.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(a), attached hereto.

2. Effectiveness. This amendment shall become effective as of the date first set forth above upon receipt by the Agent of (i) this Third Amendment to Amended and Restated Credit Agreement duly executed by the Borrower and the Majority Lenders and (ii) amendments, in form and substance satisfactory to the Agent, to the affected Guarantees.

3 Representations. The Borrower represents and warrants to the Agent and the Lenders as follows: (i) it has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not violate in any material respect any Requirement of Law applicable to any of the Loan Parties or material Contractual Obligation of any of the Loan Parties, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as permitted by to the Loan Documents; and (v) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4. If you agree to the terms and conditions set forth herein, please evidence your agreement by executing in the space provided below. This letter amendment shall become effective as of the date first set forth above upon execution of this letter agreement by the Borrower, the Agent and the Lenders. Delivery of an executed counterpart of a signature page of this letter agreement by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this letter agreement.

[Signature Page Follows]

Except as specifically set forth herein, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Very truly yours,

ONEWEST BANK, FSB,
as Agent and Lender

By:

Name:	DAVID LIGON
Title:	EXECUTIVE VICE PRESIDENT

Signature Page to Third Amendment to Credit Agreement

Agreed as of the date first written above:

CITY NATIONAL BANK,
as a Lender

By:

Name:	Garen Papazyan
Title:	Senior Vice President

Signature Page to Third Amendment to Credit Agreement

BANK OF MONTREAL,
as a Lender

By:

Name:	Philip Langheim
Title:	Managing Director

Signature Page to Third Amendment to Credit Agreement

PROFESSOR CONNOR’S, INC.,
a Delaware corporation

By:

Name:	Richard A Kassar
Title:	President

Signature Page to Third Amendment to Credit Agreement

Schedule 1.1(a)

Shareholder Guarantors

Guarantor	Amount	%
MidOcean Partners III, L.P.	$19,543,446.05	32.57%
MidOcean Partners III-A, L.P.	$10,390,074.58	17.32%
MidOcean Partners III-D, L.P	$1,666,479.37	2.78%

Mid Ocean Sub-Total	$31,600,000	52.67%

Dick Kassar	$700,000	1.17%
Richard Thompson	$300,000	0.50%

Management Sub-Total	$1,000,000	1.67%

Richard and Suzanne Kayne Living Trust u/t/d 1/14/99	$7,548,425	12.58%
Norris Trust dtd 6/18/02	$4,116,595	6.86%
Michael Targoff	$2,060,693	3.43%
Armstrong Trust u/t/d 9/14/2000	$2,100,000	3.50%
David J. Shladovsky	$1,500,000	2.50%
Mohn Family Trust	$1,338,044	2.23%
James Stern	$1,331,669	2.22%
Peter Neuwirth Trust dtd 12/9/91	$993,084	1.66%
Douglas Hampson Revocable Living Trust (2006)	$829,170	1.38%
James R. Wilcox	$820,950	1.37%
Patricia Neuwirth Trust dtd 2/5/91	$738,375	1.23%
David L. Mahoney and Winnifred C. Ellis 1998 Trust dtd 6/25/98	$629,115	1.05%
Jeffrey P. Hughes	$532,782	0.89%
The Lieberthal Trust dtd 3/23/99	$494,412	0.82%
Howard & Marcie Zelikow Living Trust dtd 5/30/07	$457,622	0.76%
Rudnick Living Trust (1999 Restatement)	$375,000	0.63%
William A. Goldstein	$225,561	0.38%
Joseph E. Parzick	$210,045	0.35%
Lawrence S. Coben	$184,365	0.31%
Levine-Zacharius Living Trust dtd 11/17/1989	$183,681	0.31%
Douglas A. & Lori A. Schur Family Trust dtd 5/1/97	$168,641	0.28%
Sasqua Fields Partners, LLC	$100,000	0.17%
Silvers Living Trust dtd 2/11/04	$162,500	0.27%
Levine Family Investment, LP	$100,137	0.17%
Marilyn S. Moscrip	$90,392	0.15%
Scott Racine	$59,903	0.10%
Walters Family Trust dtd 8/25/05	$34,871	0.06%
Lynn Horn	$13,968	0.02%

Freshpet Investors Sub-total	$27,400,000	45.66%

Total All Guarantees	$60,000,000	100.00%

Schedule 1.1(a)